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                                                                      EXHIBIT 10





February 12, 1999



William Rahe
21 Cattail Drive
Mt. Laurel, NJ   08054

Re:  Severance Agreement and General Release
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Dear Bill:

We are very interested in making your separation of employment with Axiom Inc., effective Friday, February 12, 1999, as amicable and comfortable as possible. We value your service and hard work and wish you all the best in the future. Toward this end, we propose the following Severance Agreement, which includes a General Release.

You may consider our offer for twenty-one (21) days. If you need a reasonable amount of additional time, it will be granted upon request. You are encouraged to review this Agreement with an attorney.

The proposed terms and conditions of your separation from employment are as follows:

     1. In consideration for your General Release set forth below in Paragraph 2, the Company agrees, intending to be legally bound:

          (a) To pay you until February 12, 2000 Agreed Severance Pay, less withholding of taxes and other deductions required by law. You will be paid in semi-monthly installments until February 12, 2000.

          (b) To continue to cover you under your current health and insurance benefits until February 12, 2000 with the exception of any coverage under the Company's 401(k) Plan.
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          (c)  To do whatever may be required under the law to modify subparagraph 2. (b) (1) of the Non-Qualified Stock Option dated May 15, 1998 and subparagraph 2. (c) (1) of the Non-Qualified Stock Option dated January 12, 1998, granted to you to read as follows:

                    Expiration of two years from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than disability (as defined in Section 22(e) of the Code) or death.

               For those issued on January 12, all will be vested by July 12, 1999. For those issued on May 15, all will be vested by May 15, 2000.

          (d) The severance mentioned in Paragraphs 1 and 3 is in exchange for and in no way in addition to any severance you might have been eligible for under any prior written or oral agreement, policy or plan.

     2. In consideration for the Company's undertakings set forth above in Paragraph 1, you agree, intending to be legally bound, to release and forever discharge the Company and its affiliates, their past, present and future officers, directors, attorneys, employees, shareholders and agents and their respective successors and assigns (collectively "Releasees"), jointly and severally, from any and all actions, charges, causes of action or claims of any kind (collectively "claims"), known or unknown, which you, your heirs, agents, successors or assigns ever had, now have or hereafter may have against Releasees arising heretofore out of any matter, occurrence or event existing or occurring prior to the execution hereof, including, without limitation: any claims relating to or arising out of your employment with and/or termination of employment by the Company and/or any of its affiliates; any claims for unpaid or withheld wages, severance, benefits, bonuses, and/or other compensation of any kind; any claims for attorneys' fees, costs or expenses; any claims of discrimination based on age, sex, race, religion, color, creed, disability, handicap, citizenship, national origin, sexual preference or any other factor prohibited by Federal, State or Local law (such as the Age Discrimination in Employment Act and Title VII of the Civil Rights Act of 1964 and the New Jersey Law Against Discrimination); and/or any other statutory or common law claims, now existing or hereinafter recognized, including, but not limited to, breach of contract, libel, slander, fraud, wrongful discharge, promissory estoppel, equitable estoppel and misrepresentation.

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     3.   Whether or not you execute this Agreement and General Release:

          (a)  Your last date of employment is February 12, 1999.

          (b) You will receive all of the accrued, unused vacation time you have accrued.

     4. The General Release in Paragraph 2 above does not apply to any claims to enforce this Agreement or to any claims arising out of any matter, occurrence or event occurring after the execution of this Agreement.

     5. You shall be eligible for benefits subsequent to the effective date of the termination of your employment up until February 12, 2000, but you shall not be eligible to participate in or accrue any benefits under the Company's 401(k) Plan subsequent to February 12, 2000, but you shall be eligible to receive any vested benefits to which you are entitled pursuant to and in accordance with the provisions of that Plan. As of February 13, 2000 your continued participation in the Company's Group Health Plan shall be entirely at your expense, in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

     6. This Agreement embodies the complete understanding and agreement between the parties hereto and supersedes any and all prior agreements between the parties, oral or written, express or implied, except that if you executed a Non-Disclosure/Confidentiality Agreement upon your date of hire, it will survive the termination of your employment and the Agreement is incorporated by reference.

     7. You agree to pay any and all federal, state and local taxes assessed against you with respect to any consideration received pursuant to this Agreement to the extent not already withheld.

8. You agree that you will not, directly or indirectly, disparage any of the Releasees to any third party for any reason.

     9. The Company's obligations under Paragraph 1 above shall cease in the event that you: (1) initiate an action against the Company with respect to a claim that has been released pursuant to Paragraph 2 above; (2) fail to comply with the obligations set forth in Paragraph 8 above or (3) breach any Non-Disclosure/Confidentiality Agreement referenced in Paragraph 6 above. The Company's obligations under Paragraph 1(a) above are further governed by and subject to the terms, conditions and restrictions set forth in the Company's Severance Pay Policy.

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     10.  You agree that in order to receive any severance from the Company, you must return all Company property/equipment, including but not limited to your ID Badge, cell phone, Company keys, credit cards, computers and related equipment.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding those of that state and any other relating to conflicts of laws. You expressly waive any rule or custom requiring construction against the drafter of the document.

     12. Nothing in this Agreement shall be construed as an admission or concession of liability or wrongdoing by the Company or any other Releasees. Rather, the proposed Agreement is being offered for the sole purpose of settling amicably any and all possible disputes between the parties.

13. If any provision of this Agreement is deemed unlawful or unenforceable by a court of competent jurisdiction, the remaining provisions shall continue in full force and effect.

     14.  You agree and represent that:

          (a) you have read carefully the terms of this Agreement, including the General Release;

          (b) you have had an opportunity to and have been encouraged to review this Agreement, including the General Release, with an attorney;

          (c) you understand the meaning and effect of the terms of this Agreement, including the General Release;

          (d) you were given as much time and information as you needed to determine whether you wished to enter into this Agreement, including the General Release;

          (e) the entry into and execution of this Agreement, including the General Release, is of your own free and voluntary act without compulsion of any kind; and

     (f)  no promise or inducement not expressed herein has been made to you.

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If you agree with the proposed terms as set forth above, please sign this letter indicating your understanding and agreement.

Please note that if you sign this Agreement, you will retain the right to revoke it for 7 days. The Agreement shall not be effective until the revocation period has expired.

To revoke the Agreement, you must send a certified letter to my attention. The letter must be post-marked within 7 days of your execution of this Agreement.

We wish you the best in the future.

                                       Sincerely,


                                       /s/ Andrew P. Maunder
                                       ------------------------------
                                       Andrew P. Maunder
                                       President and CEO



UNDERSTOOD AND AGREED,
INTENDING TO BE LEGALLY BOUND:


/s/ William J. Rahe
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Employee's Name

    March 9, 1999
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Date

s/ Margaret E. Zeigler
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Witness

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